Exhibit 99.1

ON Semiconductor to Acquire Catalyst Semiconductor, Inc.

in an All-Stock Transaction

PHOENIX, AZ and SANTA CLARA, CA – July 17, 2008 – ON Semiconductor Corporation (Nasdaq: ONNN) and Catalyst Semiconductor, Inc. (Nasdaq: CATS) today announced the signing of a definitive merger agreement providing for the acquisition of Catalyst Semiconductor by ON Semiconductor in an all-stock transaction in which Catalyst shareholders will receive 0.706 shares of ON Semiconductor common stock for each share of Catalyst common stock they own. This represents an equity value of approximately $115 million and an enterprise value of approximately $85 million.

“The acquisition of Catalyst Semiconductor will add to our high gross margin analog and mixed-signal product offerings for the digital consumer and wireless end-markets,” said Keith Jackson, ON Semiconductor president and CEO. “Catalyst Semiconductor’s analog and mixed-signal business represented more than $11 million in sales as of their April 2008 fiscal year end - a business that grew more than 90 percent versus the prior year. Catalyst Semiconductor’s EEPROM technology will strengthen our custom application-specific circuits (ASIC) and power products capabilities expanding our ability to more comprehensively address our customers’ needs. With the combination of ON Semiconductor’s global footprint, effective channels of distribution, and top-tier customer relationships, we expect to be able to support a broader and deeper penetration of Catalyst’s overall product portfolio. This should enable us to accelerate their revenue growth and increase market share. We also believe additional revenue from Catalyst Semiconductor’s strong portfolio offering will benefit from ON Semiconductor’s manufacturing capabilities. We look forward to welcoming Gelu Voicu, Catalyst Semiconductor’s CEO, as well as the talented Catalyst employee base to ON Semiconductor.”

“This transaction represents a compelling opportunity for Catalyst employees, customers and shareholders,” stated Gelu Voicu, CEO of Catalyst Semiconductor. “To compete successfully in today’s global marketplace, size and scale are very important. We are pleased to become part of a leading global company in the semiconductor sector. ON Semiconductor’s world-class operational capabilities and supply chain will enable Catalyst Semiconductor’s products to better penetrate the automotive, consumer, and industrial end-markets utilizing ON Semiconductor’s global customer and channel footprint.”

Transaction Details

Under the terms of the agreement, which has been approved by both boards of directors, the fixed exchange ratio will be 0.706 shares of ON Semiconductor common stock for each share of Catalyst Semiconductor common stock. Based on the closing stock price of ON Semiconductor on July 16, 2008, this represents a value to Catalyst Semiconductor shareholders of approximately $6.24 per share. Upon completion of the transaction, ON Semiconductor will issue approximately 13 million shares of common stock on a fully diluted basis to complete the transaction or approximately 3 percent of ON Semiconductor’s fully diluted shares outstanding.

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The transaction is subject to the approval of shareholders of Catalyst Semiconductor as well as customary closing conditions and regulatory approvals. The companies expect the transaction to close in the fourth quarter of 2008. Upon closing, ON Semiconductor may record a one-time charge for purchased in-process research and development expenses and other deal related costs. The amount of that charge, if any, has not yet been determined.

“This acquisition is directly aligned with both our strategic and financial goals,” said Donald Colvin, ON Semiconductor executive vice president and CFO. “Net of cash and short term investments of approximately $30 million at the end of April 2008, the transaction value represents approximately 1.1 times trailing twelve month sales. We also believe ON Semiconductor’s operational strengths will significantly benefit the revenue and margin potential of Catalyst Semiconductor. Excluding the impact of amortization expense, write-up of inventory to fair market value, one-time and other deal related charges discussed above, we expect the acquisition will have minimal impact to earnings per share in the first year post the transaction close and should be accretive to our earnings per share thereafter. ON Semiconductor’s business and the integration of AMIS Holdings, Inc. has proceeded as anticipated and we are comfortable with the guidance and current level of revenue and earnings expectations provided on our May 5, 2008 conference call. We intend to provide further details on the acquisition and our second quarter 2008 results on our regularly scheduled quarterly earnings conference call on Aug. 6, 2008.”

Shares of the combined company will trade on the NASDAQ Global Exchange under the symbol “ONNN.” JP Morgan acted as exclusive financial advisor and DLA Piper US LLP acted as legal counsel to ON Semiconductor. Houlihan Lokey acted as exclusive financial advisor and O’Melveny & Myers LLP acted as legal counsel to Catalyst Semiconductor.

Teleconference and Webcast Information

ON Semiconductor will host a conference call for the financial community at 8:00 a.m. Eastern Time (ET) on Aug. 6, 2008 to discuss this announcement and ON Semiconductor’s results for the second quarter of 2008. The company will also provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 546-9664 (U.S./Canada) or 706-679-4331 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 56464044. Approximately one hour following the live broadcast, the company will provide a dial-in replay that will continue to be available through August 13, 2008. To listen to the teleconference replay, call 800-642-1687 (U.S./Canada) or 706-645-9291 (International). You will be required to provide the Conference ID Number – which is 56464044.

About ON Semiconductor

With its global logistics network and strong product portfolio, ON Semiconductor (NASDAQ: ONNN) is a preferred supplier of high performance energy efficient silicon solutions to customers in the power supply, automotive, communication, computer, consumer, medical, industrial, mobile phone, and military/aerospace markets. The company’s broad portfolio includes power, signal management, analog, DSP, advance logic, clock management and standard component devices. Global corporate headquarters are located in Phoenix, Arizona. The company operates a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

ON Semiconductor to Acquire Catalyst Semiconductor, Inc. in an All-Stock Transaction

About Catalyst Semiconductor

Headquartered in Santa Clara, California, Catalyst Semiconductor designs and markets analog, mixed-signal and non-volatile memory products, including Digitally Programmable Potentiometers (DPP™), white and color LED drivers, DC/DC converters, LDO regulators, voltage supervisors, bus expanders, serial and parallel EEPROMs, Flash and NVRAM. Many of Catalyst’s products incorporate the Company’s Quantum Charge Programmable™ technology, to deliver Adaptive Analog™ products, which offer a new level of customer flexibility, lower power and smaller die size. Catalyst products are used in telecommunications, computer, automotive, industrial and consumer markets. Typical applications include LCD displays, automotive lighting, optical networks, printers, modems, wireless LANs, network cards, DIMM modules, cellular telephones, navigation systems, set-top boxes and Internet routers.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the benefits of the proposed transaction between ON Semiconductor Corporation (“ON”) and Catalyst Semiconductor, Inc. (“Catalyst Semiconductor”) and the future financial performance of ON. These forward-looking statements are based on information available to ON and Catalyst Semiconductor as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON’s or Catalyst Semiconductor’s control. In particular, such risks and uncertainties include difficulties encountered in integrating merged businesses; the risk that the transaction does not close, including the risk that the requisite stockholder and regulatory approvals may not be obtained; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2008, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON’s SEC filings, and Catalyst Semiconductor’s Annual Report on Form 10-K as filed with the SEC on July 3, 2008, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of Catalyst Semiconductor SEC filings. These forward-looking statements should not be relied upon as representing ON’s or Catalyst Semiconductor’s views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

This communication is being made in respect of the proposed transaction involving ON and Catalyst Semiconductor. In connection with the proposed transaction, ON plans to file with the SEC a Registration Statement on Form S-4 containing a Proxy Statement of Catalyst Semiconductor and a Prospectus of ON and each of ON and Catalyst Semiconductor plan to file with the SEC other documents regarding the proposed transaction. The definitive Proxy Statement/ Prospectus will be mailed to stockholders of Catalyst Semiconductor. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by ON and Catalyst Semiconductor through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC from ON by directing a request to ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, AZ, 85008, Attention: Investor Relations (telephone: (602) 244-3437) or going to ON’s corporate

ON Semiconductor to Acquire Catalyst Semiconductor, Inc. in an All-Stock Transaction

website at www.onsemi.com, or from Catalyst Semiconductor by directing a request to Catalyst Semiconductor, Inc., 2975 Stender Way, Santa Clara, CA 94054, Attention: Investor Relations (telephone:408-542-1000) or going to Catalyst Semiconductor’s corporate website at www.catsemi.com.

ON and Catalyst Semiconductor, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding ON’s directors and executive officers is contained in its annual proxy statement filed with the SEC on April 4, 2008. Information regarding Catalyst Semiconductor’s directors and executive officers is contained in Catalyst Semiconductor’s annual proxy statement filed with the SEC on August 24, 2007. Additional information regarding the interests of such potential participants will be included in the Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. Catalyst Semiconductor and the Catalyst Semiconductor logo are registered trademarks of Catalyst Semiconductor, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although ON Semiconductor and Catalyst Semiconductor reference their respective websites in this news release, information on those websites is not to be incorporated herein.

Investor Relations Contact:	Media Relations Contact:

Ken Rizvi	Anne Spitza
ON Semiconductor	ON Semiconductor
Corporate Development, Treasury & Investor Relations	Media Relations
(602) 244-3437	(602) 622-5852
ken.rizvi@onsemi.com	anne.spitza@onsemi.com

David Eichler	Sherry Hill
Catalyst Semiconductor	Catalyst Semiconductor
Investor Relations	Marketing & IR Communications
(408) 542-1000	(408) 542-1080
david.eichler@catsemi.com	sherry.hill@catsemi.com

ON Semiconductor to Acquire Catalyst Semiconductor, Inc. in an All-Stock Transaction